UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2020

MGM Resorts International

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-10362	88-0215232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109
(Address of principal executive offices – Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 693-7120

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	MGM	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CRF § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CRF § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 22, 2020, MGM Resorts International (the “Company”) announced that Chief Operating Officer and President Bill Hornbuckle has been appointed acting Chief Executive Officer (CEO) and President, effective as of March 22, 2020. Mr. Hornbuckle succeeds Jim Murren, who resigned as Chief Executive Officer of the Company and as a member and Chairman of its Board of Directors (the “Board”) effective as of March 22, 2020.  Mr. Murren’s resignation was not due to any disagreement with the Company, the Board or the management on any matter relating to the Company’s operations, policies, practices or otherwise.  In exchange for a release of claims against the Company, Mr. Murren will receive compensation and benefits treated as a termination without good cause, in accordance with the terms of the Transition Agreement, dated as of February 11, 2020, between Mr. Murren and the Company (the “Transition Agreement”) as previously reported by the Company in a Current Report on Form 8-K filed on February 14, 2020.  In connection with Mr. Murren’s resignation as a member of the Board, the size of the Board has been reduced from 12 to 11 directors.

Mr. Hornbuckle, age 62, served as President and Chief Operating Officer of the Company since 2012 and 2019, respectively. Mr. Hornbuckle served as Chief Marketing Officer of the Company from 2009 until 2012. From 2005 until August 2009, Mr. Hornbuckle served as President and Chief Operating Officer of Mandalay Bay Resort & Casino. Mr. Hornbuckle previously had served as President and Chief Operating Officer of MGM Resorts International-Europe, where he worked on the development of the Company’s gaming operations in the United Kingdom. Mr. Hornbuckle also served as President and Chief Operating Officer of MGM Grand Las Vegas from 1998 to 2001. Prior to MGM Grand Las Vegas, Mr. Hornbuckle served as President and Chief Operating Officer for Caesars Palace, Las Vegas. Mr. Hornbuckle has no family relationships with any of our directors or executive officers and there are no transactions in which Mr. Hornbuckle has an interest in that would require disclosure under Item 404(a) of Regulation S-K.

The compensation associated with Mr. Hornbuckle’s appointment has not yet been determined. The Company will file an amendment to this Form 8-K disclosing such information when it has been determined.

Additionally, on March 22, 2020, the Company announced that the Board has appointed Paul Salem as Chairman of the Board, effective as of March 22, 2020.

A copy of the press release announcing the matters described in this Item 5.02 is attached herewith as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:

Exhibit No.	Description
99.1	Press release of the Registrant dated March 22, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MGM Resorts International

Date: March 23, 2020	By:	/s/ Andrew Hagopian III
Andrew Hagopian III
Chief Corporate Counsel & Assistant Secretary